EXHIBIT 10.8

LOAN EXTENSION AGREEMENT

THIS LOAN EXTENSION AGREEMENT is entered into as of October 26, 2012, by and between HPEV Inc., a Nevada corporation (hereinafter “Borrower”) and SPIRIT BEAR LIMITED (hereinafter “Lender”).

WHEREAS, Borrower and Lender have entered into that certain Note and Warrant Purchase Agreement, dated August 9, 2012 (the “NWPA”) for the purpose of extending the terms of four loans that had been made previously by Lender to Borrower; and

WHEREAS, according to the terms of Promissory Note B-1 under the NWPA (hereinafter “Note B-1”), Borrower is obligated to repay to Lender the principal amount of One Hundred Thousand Dollars ($100,000.00), plus interest, on October 27, 2012; and

WHEREAS, Borrower has requested that Note B-1 be extended until November 30, 2012;

NOW, THEREFORE, in consideration of the foregoing and other consideration set forth herein, the parties hereto mutually agree as follows:

1.        Note B-1 is hereby extended until November 30, 2012, upon all the same terms and conditions as are set forth in the NWPA, and Lender shall continue to earn warrants as provided for thereunder until such date as all principal and interest due under Note B-1 shall have been received by Lender.

IN WITNESS WHEREOF the parties hereto have executed this Loan Extension Agreement as of the date first above written.

SPIRIT BEAR LIMITED (“Lender”)	HPEV INC. (“Borrower”)

By: /s/ Jay Palmer	By: /s/ Timothy Hassett
Jay Palmer, President	Timothy Hassett, Chief Executive Officer